Exhibit 99.1

Kustom Entertainment, Inc. Announces Reverse Stock Split

Overland Park, KS | April 20, 2026 Kustom Entertainment, Inc. (NASDAQ: KUST) (the “Company”), a leading provider of video solutions which develops, manufactures, and markets advanced video recording products and other critical safety products for law enforcement, emergency management, fleet safety, and event security, today announced a 1-for-5 reverse split (the “Reverse Stock Split”) of the Company’s common stock (the “Common Stock”) and proportional reduction of the number of shares of Common Stock and shares of preferred stock (the “Preferred Stock”) authorized (the “Capital Stock Reduction”). The Company anticipates that the Common Stock will begin trading on the Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis at the start of trading on April 22, 2026 and will have a new CUSIP number of 25382T606.

The Reverse Stock Split is being implemented to increase the per share trading price of the Company’s Common Stock for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market.

On April 5, 2026, the Company’s board of directors approved a 1-for-5 Reverse Stock Split. The number of outstanding shares of Common Stock prior to the Reverse Stock Split is 2,633,063 and the number of outstanding shares of Common Stock following the Reverse Stock Split is 526,613, subject to adjustment for the rounding up of fractional shares. The record date for determining the holders of Common Stock entitled to receive shares of Common Stock following the effectiveness of the Reverse Stock Split was April 7, 2026.

The number of authorized shares of Common Stock prior to the Capital Stock Reduction was 66,666,666. The number of authorized shares of Common Stock following the Capital Stock Reduction is 13,333,333. The number of authorized shares of Preferred Stock is not effected.

Information to Stockholders

Nevada Agency and Transfer Company (“NATCO”), the Company’s transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. NATCO may be reached for questions at 775-322-5623.

About Kustom Entertainment, Inc. - Kustom Entertainment, Inc. is a leader in live event production and ticketing technology. The company specializes in large-scale music festivals, including the legendary Country Stampede, and provides end-to-end event management and proprietary ticketing solutions for venues across the United States. The Country Stampede Festival is one of the company’s flagship events, celebrating the best in country music while fostering community and providing a platform for emerging talent.

The 2026 Country Stampede will take place June 25, 26, and 27, 2026, at the Azura Amphitheater in Bonner Springs, Kansas which is located within the Kansas City Metroplex area. Tickets, camping, and VIP experiences are available at www.CountryStampede.com.

For additional news and information please visit www.kustom440.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Reverse Stock Split, Capital Stock Reduction, and references to the live event production business, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned, including, without limitation, risks and uncertainties related to the growth of the live event industry, and there being no guarantee that the trading price of the Company’s Common Stock will be indicate of the Company’s value. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact Information

Stanton Ross, CEO

Tom Heckman, CFO

Kustom Entertainment, Inc.

913-814-7774